As Amended
                                                     Effective November 17, 1998

                                     BYLAWS

                                       OF

                             SYNOVUS FINANCIAL CORP.

                                   ARTICLE I.

                                     OFFICES

Section 1.    Principal Office.

              The principal office for the transaction of the business of the corporation shall be located in Muscogee County, Georgia, at such place within said County as may be fixed from time to time by the Board of Directors.

Section 2.    Other Offices.

              Branch offices and places of business may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business, whether within or without the State of Georgia.

                                   ARTICLE II.

                             SHAREHOLDERS' MEETINGS

Section 1.    Meetings, Where Held.

              Any meeting of the shareholders of the corporation, whether an annual meeting or a special meeting, may be held either at the principal office of the corporation or at any place in the United States within or without the State of Georgia.

Section 2.    Annual Meeting.

              The annual meeting of the shareholders of the corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as is determined by the Board of Directors of the corporation each year. Provided, however, that if the Board of Directors shall fail to set a date for the annual meeting of shareholders in any year, that the annual meeting of the shareholders of the corporation shall be held on the fourth Thursday in April of each year; provided, that if said day shall fall upon a legal holiday, then such annual meeting shall be held on the next day thereafter ensuing which is not a legal holiday. In addition to any other applicable requirements, for business to properly come before the meeting, notice of any nominations of persons for election to the Board of Directors or of any other business to be brought before an annual meeting of shareholders by a shareholder must be provided in writing to the Secretary of the corporation not later than the close of business on the 45th day nor earlier than the close of business on the 90th day prior to the date of the proxy statement released to shareholders in connection
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with the previous year's annual meeting and such business must constitute a proper subject to be brought before such meeting. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement in connection with such annual meeting as a nominee and to serving as a director if elected), and evidence reasonably satisfactory to the corporation that such nominee has no interests that would limit such nominee's ability to fulfill his or her duties of office;
(b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation that are owned beneficially and held of record by such shareholder and such beneficial owner. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2. The Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that business has not been properly brought before the meeting in accordance with the provisions of this
Section 2, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3.    Special Meetings.

              A special meeting of the shareholders of the corporation, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, a majority of the Board of Directors, or one or more shareholders of the corporation representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation. Such a call for a special meeting must state the purpose of the meeting. This section, as it relates to the call of a special meeting of the shareholders of the corporation by one or more shareholders representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation.

Section 4.    Notice of Meetings.

              Unless waived, written notice of each annual meeting and of each special meeting of the shareholders of the corporation shall be given to each shareholder of record entitled to vote, either personally or by first class mail (postage prepaid) addressed to such
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shareholder at his last known address, not less than ten (10) days nor more than seventy (70) days prior to said meeting. Such written notice shall specify the place, day and hour of the meeting; and in the case of a special meeting, it shall also specify the purpose or purposes for which the meeting is called.

Section 5.    Waiver of Notice.

              Notice of an annual or special meeting of the shareholders of the corporation may be waived by any shareholder, either before or after the meeting; and the attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except when a shareholder attends solely for the purpose of stating, at the beginning of the meeting, an objection or objections to the transaction of business at such meeting.

Section 6.    Quorum, Voting and Proxy.

              Shareholders representing a majority of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation shall constitute a quorum at a shareholders' meeting. Any shareholder may be represented and vote at any shareholders' meeting by written proxy filed with the Secretary of the corporation on or before the date of such meeting; provided, however, that no proxy shall be valid for more than 11 months after the date thereof unless otherwise specified in such proxy.

     The common stock of the corporation shall have the following voting rights:

       (a) Except as otherwise provided in paragraph (b) below, every holder of record of the common stock shall be entitled to one (1) vote in person or by proxy on each matter submitted to a vote at a meeting of shareholders for each share of the common stock held of record by such holder as of the record date of such meeting.

       (b) Notwithstanding paragraph (a) above, every holder of record of a share of the common stock meeting any one of the following criteria, shall be entitled to ten (10) votes in person or by proxy on each matter submitted to a vote at a meeting of shareholders for each share of the common stock held of record by such holder as of the record date of such meeting which:

              (1)    has had the same beneficial owner since April 24, 1986; or

              (2) has had the same beneficial owner for a continuous period of greater than 48 months prior to the record date of such meeting; or

              (3) is held by the same beneficial owner to whom it was issued by the corporation in or as a part of an acquisition of a banking or non-banking company by the corporation where the resolutions adopted by the corporation's Board of Directors approving said acquisition specifically reference and grant such rights; or
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              (4)    is held by the same beneficial owner to whom it was issued by the corporation, or to whom it transferred by the corporation from treasury shares held by the corporation, and the resolutions adopted by the corporation's Board of Directors approving such issuance and/or transfer specifically reference and grant such rights; or

              (5) was acquired under any employee, officer and/or director benefit plan maintained for one or more employees, officers and/or directors of the corporation, and/or its subsidiaries, and is held by the same beneficial owner for whom it was acquired under the terms and provisions of such plan; or

              (6) was acquired by reason of participation in a dividend reinvestment plan approved by the corporation and is held by the same beneficial owner for whom it was acquired under the terms and provisions of such plan; or

              (7) is owned by a holder who, in addition to shares which are beneficially owned under the provisions of paragraph (b) (1)-(6) above, is the beneficial owner of less than 100,000 shares of common stock of the corporation, with such amount to be appropriately adjusted to properly reflect any change in the shares of common stock of the corporation by means of a stock split, a stock dividend, a recapitalization or otherwise occurring after April 24, 1986.

       (c)    For purposes of paragraphs (b) above and (e) below:

              (1) any transferee of a share of the common stock receiving such stock:

                       (i) by gift; or

                      (ii) by bequest, devise or otherwise through the law of
              inheritance,descent and distribution from a descendant's estate;
              or

                     (iii) by distribution from a trust holding such stock for
              the benefit of such transferee; or

              (2) any corporate transferee receiving such common stock solely in exchange for the capital stock of such corporate transferee prior to December 31, 1986, provided that the transferor(s) of such common stock and their respective donees, legatees and devises own all of the issued and outstanding shares of capital stock of such corporate transferee;

          shall be deemed in each case to be the same beneficial owner as the transferor.

              Any transfer of any share of the capital stock of a corporate transferee described in subparagraph c(2) above, other than by means described in

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       subparagraph c(l) above shall disqualify all shares of the common stock held by such corporate transferee from the operation of this paragraph c.

       (d) For purposes of paragraph (b) above, shares of the common stock acquired pursuant to a stock option shall be deemed to have been acquired on the date the option was granted, and any shares of common stock acquired by the beneficial owner as a direct result of a stock split, stock dividend or other type of distribution of shares with respect to existing shares ("Dividend Shares") will be deemed to have been acquired and held continuously from the date on which the shares with regard to which the Dividend Shares were issued were acquired.

       (e) For purposes of paragraph (b) above, any share of the common stock held in "street" or "nominee" name shall be presumed to have been acquired by the beneficial owner subsequent to April 24, 1986 and to have had the same beneficial owner for a continuous period of less than 48 months prior to the record date of the meeting in question. This presumption shall be rebuttable by presentation to the corporation's Board of Directors by such beneficial owner of evidence satisfactory to the corporation's Board of Directors that such share has had the same beneficial owner continuously since April 24, 1986 or such share has had the same beneficial owner for a period greater than 48 months prior to the record date of the meeting in question.

       (f) For purposes of this section, a beneficial owner of a share of common stock is defined to include a person or group of persons who, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or to direct the voting of such share of common stock, (2) investment power, which includes the power to direct the sale or other disposition of such share of common stock, (3) the right to receive, retain or direct the distribution of the proceeds of any sale or other disposition of such share of common stock, or (4) the right to receive or direct the disposition of any distributions, including cash dividends, in respect of such share of common stock. For purposes of paragraphs (a) through (e) above, all determinations concerning beneficial ownership, changes therein, or the absence of any such change, shall be made by the corporation's Board of Directors. Written procedures designed to facilitate such determinations shall be established by the corporation's Board of Directors and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The corporation's Board of Directors shall be entitled to rely on all information concerning beneficial ownership of the common stock coming to its attention from any source and in any manner reasonably deemed by it to be reliable, but the corporation shall not be charged with any other knowledge concerning the beneficial ownership of the common stock. Any disputes arising concerning beneficial ownership, changes therein, or the absence of any such changes, pursuant to this paragraph (f), shall be definitively resolved by a determination of the corporation's Board of Directors made in good faith.

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Section 7.    Voting Rights.

              The voting rights of shares of common stock of the corporation shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation.

Section 8.    No Meeting Necessary When.

              Any action required by law or permitted to be taken at any shareholders' meeting may be taken without a meeting if, and only if, written consent, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

                                  ARTICLE III.

                                    DIRECTORS

Section 1.    Number.

              The Board of Directors of the corporation shall consist of not less than 8 nor more than 60 Directors. The number of Directors may vary between said minimum and maximum, and within said limits, the shareholders representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation may, from time to time, by resolution fix the number of Directors to comprise said Board. This section, as it relates to, from time to time, fixing the number of Directors of the corporation by the shareholders of the corporation representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation.

Section 2.    Election and Tenure.

              The Board of Directors of the corporation shall be divided into three classes serving staggered 3-year terms, with each class to be as nearly equal in number as possible. At the first annual meeting of the shareholders of the corporation on or after the date of adoption of this provision, all members of the Board of Directors shall be elected with the terms of office of Directors comprising the first class to expire at the first annual meeting of the shareholders of the corporation after their election, the terms of office of Directors comprising the second class to expire at the second annual meeting of the shareholders of the corporation after their election and the terms of office of Directors comprising the third class to expire at the third annual meeting of the shareholders of the corporation after their election, and as their terms of office expire, the Directors of each class will be elected to hold office until the third succeeding annual meeting of the shareholders of the corporation after their election. In such elections, the nominees
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receiving a plurality of votes shall be elected. This section, as it relates to the division of the Board of Directors into three classes serving staggered 3-year terms, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation.

Section 3.    Powers.

              The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges and franchises of the corporation as they may deem expedient for the interests of the corporation, subject to the terms of the Articles of Incorporation, bylaws, any valid Shareholders' Agreement, and such policies and directions as may be prescribed from time to time by the shareholders of the corporation.

Section 4.    Meetings.

              The annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the shareholders of the corporation, on the same date and at the same place as said annual meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Chairman of the Board, any Vice Chairman of the Board, the President, or by any two or more Directors.

Section 5.    Notice and Waiver; Quorum.

              Notice of any special meeting of the Board of Directors shall be given to each Director personally or by mail, telegram or cablegram addressed to him at his last known address, at least one day prior to the meeting. Such notice may be waived, either before or after the meeting; and the attendance of a Director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a Director states, at the beginning of the meeting, any such objection or objections to the transaction of business. A majority of the Board of Directors shall constitute a quorum at any Directors' meeting.

Section 6.    No Meeting Necessary, When.

              Any action required by law or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

Section 7.    Voting.

              At all meetings of the Board of Directors each Director shall have one vote and, except as otherwise provided herein or provided by law, all questions shall be determined by a majority vote of the Directors present.

                                        7

Section 8.    Removal.

              Any one or more Directors or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the shareholders of the corporation representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation at any shareholders' meeting with respect to which notice of such purpose has been given. This section, as it relates to the removal of Directors of the corporation by the shareholders of the corporation representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation.

Section 9.    Vacancies.

              Any vacancy occurring in the Board of Directors caused by an increase in the number of Directors may be filled by the shareholders of the corporation for a full classified 3-year term, or such vacancy may be filled by the Board of Directors until the next annual meeting of the shareholders. Any vacancy occurring in the Board of Directors caused by the removal of a Director shall be filled by the shareholders, or if authorized by the shareholders, by the Board of Directors, for the unexpired term of the Director so removed. Any vacancy occurring in the Board of Directors caused by a reason other than an increase in the number of Directors or removal of a Director may be filled by the Board of Directors, or the shareholders, for the unexpired term of the Director whose position is vacated. Vacancies in the Board of Directors filled by the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum, or the sole remaining Director, as the case may be.

Section 10.   Dividends.

              The Board of Directors may declare dividends payable in cash or other property out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of declaration of the dividend, or the preceding fiscal year, or out of the unreserved and unrestricted earned surplus of the corporation, as they may deem expedient.

Section 11.   Committees.

              In the discretion of the Board of Directors, said Board from time to time may elect or appoint, from its own members, an Executive Committee, an Audit Committee, a Nominating Committee, a Corporate Development Committee, a Compensation Committee and such other committee or committees as said Board may see fit to establish. Each such committee shall consist of two or more Directors, and each shall possess such powers and be charged with such responsibilities, subject to the limitations imposed herein these bylaws and by applicable law, as the Board by resolution may from time to time prescribe.

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                               Executive Committee

The Executive Committee shall, during the intervals between meetings of the corporation's Board of Directors, possess and may exercise any and all powers of the corporation's Board of Directors in the management and direction of the business and affairs of the corporation in which specific direction has not been given by the corporation's Board of Directors.

                              Nominating Committee

The Nominating Committee shall possess the power and be charged with the responsibility of: (i) evaluating the performance of incumbent directors and non-directors in determining whether or not they should be nominated for re-election, or election in the first instance, by the shareholders to serve upon the Board of Directors of the corporation; and (ii) recommending to the Board of Directors of the corporation whether or not the Board should nominate such individuals for re-election or election, as the case may be, by the shareholders to serve upon the Board of Directors of the corporation.

                             Compensation Committee

The Compensation Committee shall possess the power and be charged with the responsibility of: (i) evaluating and setting the remuneration of senior management and members of the Board of Directors of the corporation and the compensation and fringe benefit plans in which officers, employees and directors of the corporation are eligible to participate; and (ii) recommending to the Board of Directors of the corporation whether or not it should modify or approve such remuneration, compensation or fringe benefit plans.

                         Corporate Development Committee

The Corporate Development Committee shall possess the power and be charged with the responsibility of reviewing with and assisting the management of the corporation in the formalization of plans and strategies with regard to the future expansion and growth of, and the overall operation of, the market areas served by, and the services provided by the corporation and its subsidiaries, including, but not limited to, plans and strategies in connection with acquisitions by the corporation of control of organizations and firms engaged in banking activities and activities determined by the Board of Governors of the Federal Reserve System to be closely related to banking, the provision by the corporation and its subsidiaries of additional services to the customers in the market areas served by the corporation and its subsidiaries and the expansion of the market areas served by the corporation and its subsidiaries.

                                 Audit Committee

The Audit Committee shall possess the power and be charged with the responsibility of:(i) reviewing and determining the independence of the independent auditors to be engaged

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by the corporation to perform the annual audit and interim reviews of the financial condition of the corporation and its subsidiaries (hereinafter referred to as the "corporation's independent auditors"); (ii) reviewing, determining and maintaining the independence of the corporation's internal auditors by assisting management of the corporation in the formulation of the job description of the head of the corporation's internal audit division and providing for direct reporting by the corporation's internal auditors to it in all matters relating to the audit function; (iii) instituting, directing and supervising investigations in matters relating to the audit function to be made by the corporation's internal auditors of the corporation and/or its subsidiaries; (iv) reviewing and approving each professional service to be provided by the corporation's independent auditors for the corporation and/or its subsidiaries prior to the performance of such services; (v) reviewing and approving the range of management advisory services provided by the corporation's independent auditors; (vi) reviewing the adequacy by the corporation's and its subsidiaries' systems of internal accounting controls;
(vii) reviewing the scope and results of the corporation's procedures for internal auditing of the corporation and its subsidiaries; (viii) reviewing the results of regulatory examination of the corporation and its subsidiaries; (ix) reviewing the corporation's independent auditor's plan and results of its audit engagement; (x) periodically reviewing with the corporation's independent auditors with the assistance of management of the corporation the financial statement of the corporation and consolidated financial statements of the corporation and its subsidiaries with the primary goal of such review being to insure that such financial statements fairly present the financial results of the corporation in conformity with generally accepted accounting principles;
(xi) reviewing and recommending to the Board of Directors of the corporation any engagement or termination of the corporation's independent auditors; and (xii) considering such other matters with regard to the internal and independent audit of the corporation and its subsidiaries as, in its discretion, it deems to be desirable, periodically reporting to the Board of Directors of the corporation as to the exercise of its duties and responsibilities and, where appropriate, recommending to the Board of Directors matters in connection with the audit function upon which it should consider taking action.
Section 12.   Officers, Salaries and Bonds.

              The Board of Directors shall elect all officers of the corporation and shall approve the remuneration, including remuneration from employee benefit plans, of all officers, except that the Board of Directors shall not have the responsibility to approve salaries for officers who are not executive officers. The fact that any officer is a Director shall not preclude him from receiving a salary or from voting upon the resolution providing the same. The Board of Directors may or may not, in their discretion, require bonds from either or all of the officers and employees of the corporation for the faithful performance of their duties and good conduct while in office.

Section 13.   Compensation of Directors.

              Directors, as such shall be entitled to receive compensation for their service as Directors and such fees and expenses, if any, for attendance at each regular or special meeting of the Board and any adjournments thereof, as may be fixed from time to time by resolution of the Board, and such fees and expenses shall be payable even though an

                                       10

adjournment be had because of the absence of a quorum; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of either standing or special committees may be allowed such compensation as may be provided from time to time by resolution of the Board for serving upon and attending meetings of such committees.

Section 14.   Advisory Directors.

              The Board of Directors of the corporation may at its annual meeting, or from time to time thereafter, appoint any individual to serve as a member of an Advisory Board of Directors of the corporation. Any individual appointed to serve as a member of an Advisory Board of Directors of the corporation shall be entitled to attend all meetings of the Board of Directors and may participate in any discussion thereat, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum for such meeting. It shall be the duty of members of the Advisory Board of Directors of the corporation to advise and provide general policy advice to the Board of Directors of the corporation at such times and places and in such groups and committees as may be determined from time to time by the Board of Directors, but such individuals shall not have any responsibility or be subject to any liability imposed upon a director or in any manner otherwise deemed a director. The same compensation paid to directors for their services as directors shall be paid to members of an Advisory Board of Directors of the corporation for their services as advisory directors. Each member of the Advisory Board of Directors except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors and thereafter until his successor shall have been appointed.

Section 15.   Emeritus Directors.

              When a member of the Board of Directors or the Advisory Board of Directors of the corporation, as the case may be: (a) attains seventy (70) years of age or, (b) prior to his attainment of seventy (70) years of age, retires from his principal occupation, under the retirement policy and criteria established from time to time by the Board of Directors of the corporation (except for a member of the Board of Directors or the Advisory Board of Directors of the corporation: (1) who is, upon the attainment of age seventy
(70), then serving as an executive officer of the corporation; or (2) who was sixty (60) years of age on June 14, 1973), such director shall automatically, at his option, either (i) retire from the Board of Directors or the Advisory Board of Directors of the corporation, as the case may be; or (ii) be appointed as a member of the Emeritus Board of Directors of the corporation. A member of the Board of Directors or the Advisory Board of Directors of the corporation: (1) who is, upon the attainment of age seventy (70), then serving as an executive officer of the corporation; or (2) who was sixty (60) years of age on June 14, 1973, may, at his option, either: (a) continue his service as a member of the Board of Directors or the Advisory Board of Directors of the corporation, as the case may be; or (b) be appointed as a member of the Emeritus Board of Directors of the corporation. Members of the Emeritus Board of Directors of the corporation shall be appointed annually by the Chairman of the Board of Directors of the corporation at the Annual Meeting of the Board of Directors of the
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corporation, or from time to time thereafter. Each member of the Emeritus
Board of Directors of the corporation, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding Annual Meeting of the Board of Directors of the corporation. Any individual appointed as a member of the Emeritus Board of Directors of the corporation may, but shall not be required to, attend meetings of the Board of Directors of the corporation and may participate in any discussions thereat, but such individual may not vote at any meeting of the Board of Directors of the corporation or be counted in determining a quorum at any meeting of the Board of Directors of the corporation, as provided in Section 5 of Article III of the bylaws of the corporation. It shall be the duty of the members of the Emeritus Board of Directors of the corporation to serve as goodwill ambassadors of the corporation, but such individuals shall not have any responsibility or be subject to any liability imposed upon a member of the Board of Directors of the corporation or in any manner otherwise be deemed to be a member of the Board of Directors of the corporation. Each member of the Emeritus Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the corporation and shall remain eligible to participate in any Director Stock Purchase Plan maintained by, or participated in, from time to time by the corporation according to the terms and conditions thereof.

                                   ARTICLE IV.

                                    OFFICERS

Section 1.    Selection.

              The Board of Directors at each annual meeting shall elect or appoint a President (who shall be a Director), a Secretary and a Treasurer, each to serve for the ensuing year and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Chairmen of the Board-Emeritus and/or one or more Vice Presidents and, also may elect or appoint one or more Assistant Vice Presidents and/or one or more Assistant Secretaries and/or one or more Assistant Treasurers. When more than one Vice President is elected, they may, in the discretion of the Board, be designated Executive Vice President, First Vice President, Second Vice President, etc., according to seniority or rank, and any person may hold two or more offices, except that the President shall not also serve as the Secretary.

Section 2.    Removal, Vacancies.

              Any officers of the corporation may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

Section 3.    Chairman of the Board.

              The Chairman of the Board of Directors, when and if elected, shall, whenever

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present, preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board of Directors shall have all the powers of the President in the event of his absence or inability to act, or in the event of a vacancy in the office of the President. The Chairman of the Board of Directors shall confer with the President on matters of general policy affecting the business of the corporation and shall have, in his discretion, power and authority to generally supervise all the affairs of the corporation and the acts and conduct of all the officers of the corporation, and shall have such other duties as may be conferred upon the Chairman of the Board by the Board of Directors.

Section 4.    President.

              If there be no Chairman of the Board or Vice Chairman of the Board elected, or in their absence, the President shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The immediate supervision of the affairs of the corporation shall be vested in the President. It shall be his duty to attend constantly to the business of the corporation and maintain strict supervision over all of its affairs and interests. He shall keep the Board of Directors fully advised of the affairs and condition of the corporation, and shall manage and operate the business of the corporation pursuant to such policies as may be prescribed from time to time by the Board of Directors. The President shall, subject to approval of the Board and/or Compensation Committee, hire and fix the compensation of all employees and agents of the corporation, other than officers, and any person thus hired shall be removable at his pleasure.

Section 5.    Vice President.

              Any Vice President of the corporation may be designated by the Board of Directors to act for and in the place of the President in the event of sickness, disability or absence of said President or the failure of said President to act for any reason, and when so designated, such Vice President shall exercise all the powers of the President in accordance with such designation. The Vice Presidents shall have such duties as may be required of, or assigned to, them by the Board of Directors, the Chairman of the Board or the President.

Section 6.    Secretary.

              It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and Board of Directors; to keep the stock records of the corporation; to notify the shareholders and Directors of meetings as provided by these bylaws; and to perform such other duties as may be prescribed by the Chairman of the Board, President or Board of Directors. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Chairman of the Board, President, Secretary or Board of Directors.

Section 7.    Treasurer.

              The Treasurer shall keep, or cause to be kept, the financial books and records of the corporation, and shall faithfully account for its funds. He shall make such

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reports as may be necessary to keep the Chairman of the Board, the President and Board of Directors fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Chairman of the Board, President or Board of Directors. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the Chairman of the Board, President, Treasurer or Board of Directors.


                                   ARTICLE V.

                                 CONTRACTS, ETC.

Section 1.    Contracts, Deeds and Loans.

              All contracts, deeds, mortgages, pledges, promissory notes, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the Chairman of the Board, if elected, the President, or by such other officers or agents as the Board of Directors may designate from time to time. Any such instrument required to be given under the seal of the corporation may be attested by the Secretary or Assistant Secretary of the corporation.

Section 2.    Proxies.

              The Chairman of the Board, any Vice Chairman of the Board, the President, any Executive Vice President, Secretary or Treasurer of the
corporation shall have full power and authority, on behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bond holders or other security holders of any corporation, trust or association in which the corporation may hold securities, and at and in connection with any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the corporation might have possessed and exercised if present, including the power to execute proxies and written waivers and consents in relation thereto. In the case of conflicting representation at any such meeting, the corporation shall be represented by its highest ranking officer, in the order first above stated. Notwithstanding the foregoing, the Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE VI.

                                CHECKS AND DRAFTS

Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate.
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                                  ARTICLE VII.

                                      STOCK

Section 1.    Certificates of Stock.

              The certificates for shares of capital stock of the corporation shall be in such form as shall be determined by the Board of Directors. They shall be numbered consecutively and entered into the stock book of the corporation as they are issued. Each certificate shall state on its face the fact that the corporation is a Georgia corporation, the name of the person to whom the shares are issued, the number and class of shares (and series, if any) represented by the certificate and their par value, or a statement that they are without par value. In addition, when and if more than one class of shares shall be outstanding, all share certificates of whatever class shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued by the corporation.

Section 2.    Signature; Transfer Agent; Registrar.

              Share certificates shall be signed by the President or Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, and shall bear the seal of the corporation or a facsimile thereof. The Board of Directors may from time to time appoint transfer agents and registrars for the shares of capital stock of the corporation or any class thereof, and when any share certificate is countersigned by a transfer agent or registered by a registrar, the signature of any officer of the corporation appearing thereon may be a facsimile signature. In case any officer who signed, or whose facsimile signature was placed upon, any such certificate shall have died or ceased to be such officer before such certificate is issued, it may nevertheless be issued with the same effect as if he continued to be such officer on the date of issue.

Section 3.    Stock Book.

              The corporation shall keep at its principal office, or at the office of its transfer agent, wherever located, with a copy at the principal office of the corporation, a book, to be known as the stock book of the corporation, containing in alphabetical order the name of each shareholder of record, together with his address, the number of shares of each kind, class or series of stock held by him and his social security number. The stock book shall be maintained in current condition. The stock book, including the share register, or the duplicate copy thereof maintained at the principal office of the corporation, shall be available for inspection by any shareholder at any meeting of the shareholders upon request and shall also be made available for inspection and copying upon the request of any shareholder owning in excess of 2% of the corporation's common stock, which request must be made in accordance with the provisions of ss. 14-2-1602 of the Official Code of Georgia Annotated, as amended. The information contained in the stock book and share register may be stored on punch cards, magnetic tape, or any other approved information storage devices related to electronic data processing equipment, provided that any such method, device, or system employed shall first be approved by the Board of Directors, and

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provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by shareholders or for any other proper corporate purpose.

Section 4.    Transfer of Stock; Registration of Transfer.

              The stock of the corporation shall be transferred only by surrender of the certificate and transfer upon the stock book of the corporation. Upon surrender to the corporation, or to any transfer agent or registrar for the class of shares represented by the certificate surrendered, of a certificate properly endorsed for transfer, accompanied by such assurances as the corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfers and the collection of taxes, it shall be the duty of the corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate and record the transactions upon the stock book of the corporation.

Section 5.    Registered Shareholders.

              Except as otherwise required by law, the corporation shall be entitled to treat the person registered on its stock book as the owner of the shares of the capital stock of the corporation as the person exclusively entitled to receive notification, dividends or other distributions, to vote and to otherwise exercise all the rights and powers of ownership and shall not be bound to recognize any adverse claim.

Section 6.    Record Date.

              For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than seventy (70) nor less than ten
(10) days before the date of any such meeting nor more than seventy (70) days prior to any other action. In each case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise be recognized as shareholders for any other related purpose, notwithstanding any registration of a transfer of shares on the stock book of the corporation after any such record date so fixed.

Section 7.    Lost Certificates.

              When a person to whom a certificate of stock has been issued alleges it to have been lost, destroyed or wrongfully taken, and if the corporation, transfer agent or registrar is not on notice that such certificate has been acquired by a bona fide purchaser, a new certificate may be issued upon such owner's compliance with all of the following conditions, to-wit: (a) He shall file with the Secretary of the corporation, and the transfer

                                       16


agent or the registrar, his request for the issuance of a new certificate, with an affidavit setting forth the time, place and circumstances of the loss;
(b) He shall also file with the Secretary, and the transfer agent or the registrar, a bond with good and sufficient security acceptable to the corporation and the transfer agent or the registrar, or other agreement of indemnity acceptable to the corporation and the transfer agent or the registrar, conditioned to indemnify and save harmless the corporation and the transfer agent or the registrar from any and all damage, liability and expense of every nature whatsoever resulting from the corporation's or the transfer agent's or the registrar's issuing a new certificate in place of the one alleged to have been lost; and (c) He shall comply with such other reasonable requirements as the Chairman of the Board, the President or the Board of Directors of the corporation, and the transfer agent or the registrar shall deem appropriate under the circumstances.

Section 8.    Replacement of Mutilated Certificates.

              A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary and the transfer agent or the registrar to duly identify the defaced or mutilated certificate and to protect the corporation and the transfer agent or the registrar against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with the conditions set forth in Section 7 of this Article VII.

                                  ARTICLE VIII.

                        INDEMNIFICATION AND REIMBURSEMENT

       Subject to any express limitations imposed by applicable law, every person now or hereafter serving as a director, officer, employee or agent of the corporation and all former directors and officers, employees or agents shall be indemnified and held harmless by the corporation from and against the obligation to pay a judgement, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys' fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the corporation; (b) because he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or
(c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or an accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, if such person had no

                                       17

reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

       Reasonable expenses incurred in any proceeding shall be paid by the corporation in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

       The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

       The provisions of this Article VIII shall cover proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification or advancement of expenses under the provisions of this Article VIII, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. If any part of this Article VIII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

                                   ARTICLE IX.

                           MERGERS, CONSOLIDATIONS AND

                          OTHER DISPOSITIONS OF ASSETS

     The affirmative vote of the shareholders of the corporation representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation shall be required to approve any merger or consolidation of the corporation with or into any corporation, and the sale, lease, exchange or other disposition of all, or substantially all, of the assets of the corporation to or with any other corporation, person or entity, with respect to which the approval of the corporation's shareholders is required by the provisions of the corporate laws of the State of Georgia. This Article shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders representing at least 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation.

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                                   ARTICLE X.

                           CRITERIA FOR CONSIDERATION

                            OF TENDER OR OTHER OFFERS

Section 1.    Factors to Consider.

              The Board of Directors of the corporation may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

              (i) whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

              (ii) whether a more favorable price could be obtained for the corporation's securities in the future;

              (iii) the impact which an acquisition of the corporation would have on the employees, depositors and customers of the corporation and its subsidiaries and the communities which they serve;

              (iv) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock;

              (v) the value of the securities, if any, that the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation as compared to the offeror or any other entity whose securities are being offered; and

              (vi) any antitrust or other legal or regulatory issues that are raised by the offer.

Section 2.    Appropriate Actions.

              If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the corporation's securities; (v) selling or otherwise issuing authorized but unissued securities of the corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual or entity.

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                                   ARTICLE XI.

                                    AMENDMENT

Except as otherwise specifically provided herein, the bylaws of the corporation may be altered, amended or added to by the affirmative vote of the shareholders of the corporation representing 66 2/3% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock of the corporation present and voting therefor at a shareholders' meeting or, subject to such limitations as the shareholders may from time to time prescribe, by a majority vote of all the Directors then holding office at any meeting of the Board of Directors.

files\bylaws.snv

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